UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(D) OF
THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): June 7, 2005

METROCORP BANCSHARES, INC.

(Exact name of registrant as specified in its charter)

Texas	0-25141	76-0579161
(State or other jurisdiction of	(Commission File Number)	(I.R.S.Employer
incorporation or organization)		Identification No.)

9600 Bellaire Boulevard, Suite 252
Houston, Texas	77036
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (713) 776-3876

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐   Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐   Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐   Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐   Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry into a Material Definitive Agreement
Item 9.01 Financial Statements and Exhibits
SIGNATURES
EXHIBIT INDEX
Agreement and Plan of Reorganization
Press Release dated June 8, 2005

Item 1.01 Entry into a Material Definitive Agreement.

     On June 7, 2005, MetroCorp Bancshares, Inc., a Texas corporation (“MetroCorp”), the parent company of MetroBank, N.A., Houston, Texas, and First United Bank, a California banking corporation located in San Diego, California (“First United”), entered into an Agreement and Plan of Reorganization (the “Agreement”) pursuant to which MetroCorp will acquire First United. Following the transaction, First United will be operated as a separate subsidiary of MetroCorp.

     Under the terms of the Agreement, First United shareholders will receive $51.5057 in cash for each share of First United common stock they own, subject to adjustment. Consummation of the transaction is subject to customary closing conditions, including the receipt of regulatory approvals, approval by the shareholders of First United and other conditions set forth in the Agreement. The holders of approximately 67.6% of the outstanding shares of First United have signed an agreement to vote their shares in favor of the Agreement. The acquisition is expected to be completed during the fourth quarter of 2005.

     The press release announcing the transaction is included as Exhibit 99.1 to this Current Report on Form 8-K and is incorporated herein by reference.

     The foregoing summary of the Agreement is not complete and is qualified in its entirety by reference to the complete text of such document, which is filed as Exhibit 2.1 to this Current Report on Form 8-K and is incorporated herein by reference.

Item 9.01 Financial Statements and Exhibits.

(c) Exhibits. The following materials are filed as exhibits to this Current Report on Form 8-K:

Exhibit
Number	Description of Exhibit
2.1	Agreement and Plan of Reorganization, dated as of June 7, 2005, by and between MetroCorp Bancshares, Inc. and First United Bank.

99.1	Press Release issued by MetroCorp Bancshares, Inc. dated June 8, 2005.

SIGNATURES

     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

METROCORP BANCSHARES, INC. (Registrant)
Dated: June 9, 2005	By:	/s/ David Choi
David Choi
Chief Financial Officer

EXHIBIT INDEX

Exhibit
Number	Description of Exhibit
2.1	Agreement and Plan of Reorganization, dated as of June 7, 2005, by and between MetroCorp Bancshares, Inc. and First United Bank.

99.1	Press Release issued by MetroCorp Bancshares, Inc. dated June 8, 2005.